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                               QUESTAR CORPORATION

                               DEFERRED SHARE PLAN

               (As amended and restated effective January 1, 2002)

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                                TABLE OF CONTENTS
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
1.       DEFINITIONS......................................................................................  1
         Affiliated Company...............................................................................  1
         Beneficiary......................................................................................  1
         Code.............................................................................................  1
         Common Stock.....................................................................................  1
         Company..........................................................................................  1
         Compensation.....................................................................................  1
         Compensation Limit...............................................................................  1
         Deferred Shares..................................................................................  2
         Disability.......................................................................................  2
         Elective Deferrals...............................................................................  2
         Employee.........................................................................................  2
         Employer.........................................................................................  2
         Fair Market Value................................................................................  2
         Investment Plan .................................................................................  2
         Participant......................................................................................  2
         Plan.............................................................................................  2
         Plan Year........................................................................................  2

2.       PURPOSE OF PLAN................................................................................... 2

3.       ADMINISTRATION...................................................................................  3

4.       ELIGIBILITY......................................................................................  3

5.       ELECTION TO DEFER COMPENSATION AND DEEMED INVESTMENT.............................................  3
         (a)  Deferral Election...........................................................................  3
         (b)  Special Situation ..........................................................................  3
         (c)  Deemed Investment...........................................................................  4

6.       MATCHING ALLOCATIONS.............................................................................  4
         (a)  Amount......................................................................................  4
         (b)  Vesting.....................................................................................  5

7.       TRANSFER OF EXISTING ACCOUNT BALANCES, DEFERRED SHARE MAKE-UP PLAN...............................  5

8.       STATEMENT OF DEFERRED SHARE ACCOUNT..............................................................  5

9.       PAYMENT OF ACCOUNT BALANCE........................................................................ 5
         (a)  Period of Deferral........................................................................... 5
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
         (b)  Adverse Tax Determination.................................................................... 5
         (c)  Change in Control...........................................................................  6
         (d)  Method of Payment...........................................................................  7
         (e)  Source of Payments..........................................................................  7

10.      AMENDMENT AND TERMINATION OF PLAN................................................................  7

11.      NON-ASSIGNABILITY OF BENEFITS....................................................................  7

12.      NO CREATION OF RIGHTS............................................................................  7

13.      EFFECTIVE DATE...................................................................................  7
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                               QUESTAR CORPORATION
                               DEFERRED SHARE PLAN
               (As Amended and Restated Effective January 1, 2002)

     Questar Corporation hereby amends and restates this Deferred Share Plan, effective January 1, 2002. This Plan, which was originally adopted effective July 1, 1989, is an unfunded plan established for the purpose of providing comparable benefits to Employees who elect to defer compensation under the terms of the Questar Corporation Deferred Compensation Plan as would be available to them under the Employee Investment Plan. All of such Employees are select key management and highly compensated employees.

1.   DEFINITIONS.

     "Affiliated Company" means the Company and any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code), which includes the Company.

     "Beneficiary" means that person or persons who become entitled to receive payments under the Investment Plan (or successor plan) in the event of the death of a Participant prior to the distribution of all benefits to which he is entitled under the such plan.

     "Code" means the Internal Revenue Code of 1986 as amended. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes it.

     "Common Stock" means common stock of the Company.

     "Company" means Questar Corporation, a corporation organized and existing under the laws of the State of Utah, or its successor or successors.

     "Compensation" means an Employee's salary or wages, including payments under incentive compensation plans paid by the Employer and includable in taxable income during the applicable Plan Year, but exclusive of any other forms of additional Compensation such as the Employer's cost for any public or private employee benefit plan or any income recognized by the Employee as a result of exercising stock options. An Employee's Compensation for any Plan Year shall include any Elective Deferrals of the Employee under the Investment Plan or other tax-qualified plan and any compensation deferred under the Questar Corporation Deferred Compensation Plan. An Employee's Compensation also shall include the amount of any reduction in Compensation for a Plan Year agreed upon under one or more Compensation reduction agreements entered into pursuant to the Questar Corporation Cafeteria Plan and any pre-tax parking payments that are not includable in the gross income of any Employee by reason of Section 132 (f)(4) of the Code.

     "Compensation Limit" means the annual amount specified under Section 401
(a)(17) of the Code, which dollar amount is $200,000 as of January 1, 2002 and as it may be adjusted in the future.

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     "Deferred Shares" means those units credited to a Participant's account as a bookkeeping entry only that represent shares of Common Stock in which investments are deemed to be made under this Plan.

     "Disability" means a condition that renders a Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. A Participant shall not be considered to be disabled unless he furnishes proof of the existence of such disability in such form and manner as may be required by regulations promulgated under Section 72(m)(7) of the Code.

     "Elective Deferrals" means the pre-tax contributions made to the Investment Plan or other tax-qualified plan by an Employer on behalf of a Participant pursuant to a salary reduction agreement entered into by the Participant under
Section 401(k) of the Code.

     "Employee" means any employee of an Employer who meets the eligibility criteria set out in Section 4 of this Plan.

     "Employer" means the Company and each Affiliated Company that consents to the adoption of the Plan.

     "Fair Market Value" means the closing benchmark price of the Company's common stock as reported on the composite tape of the New York Stock Exchange for any given valuation date or the next preceding day on which sales took place if no sales occurred on the actual valuation date.

     "Investment Plan" means the Questar Corporation Employee Investment Plan, as amended from time to time, or any successor plan. Such plan is qualified under the provisions of Section 401(a) of the Code.

     "Participant" means an Employee who has made an election under Section 6 of this Plan.

     "Plan" means the plan set forth in and created by this document and all subsequent amendments to it.

     "Plan Year" means the fiscal year of the Plan, which shall coincide with the Company's fiscal year.

     Any capitalized term used in this Plan for which no definition is given shall have the same meaning given such term in the Investment Plan.

2.   PURPOSE OF PLAN.

     The purpose of the Plan is to provide a benefit to an Employee approximately equal to the benefit he would have received under the Investment Plan if the Employee had not elected to defer receipt of Compensation pursuant to the Deferred Compensation Plan and if the Employee

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contributed to the Investment Plan an amount equal to the amount of Compensation deferred under this Plan.

3.   ADMINISTRATION.

     The Management Performance Committee of the Company's Board of Directors shall construe and administer the Plan and shall have full authority to make such rules and regulations deemed necessary or desirable to carry out such administration. The Management Performance Committee may appoint an officer or department to assist with the administration of the Plan. All interpretations of the Plan by the Committee shall be final and binding on all parties, including Participants, Beneficiaries and Employers.

4.   ELIGIBILITY.

     All officers and any key manager whose annual Compensation is expected to exceed $125,000, who participate in the Investment Plan, and who elect to defer compensation pursuant to the Deferred Compensation Plan are eligible to participate in the Plan. In addition, any Employee whose annual compensation exceeds the Compensation Limit and makes the maximum Elective Deferral will also participate in the Plan.

5.   ELECTION TO DEFER COMPENSATION AND DEEMED INVESTMENT.

     (a) DEFERRAL ELECTION. In order to participate in the Plan, an Employee must make an election to defer from 2 to 6 percent of his annual Compensation in excess of the Compensation Limit. For the first Plan Year, which is a partial Plan Year (1989), such election must be made at or prior to the effective date of this Plan and can only be made as to Compensation to be paid for future services. For all subsequent Plan Years, the election must be made prior to the first day of the Plan Year in which it is to become effective and can only be made with respect to Compensation to be paid for future services. A deferral election, once made, shall remain in effect for subsequent Plan Years until it is revoked or modified by the Participant. A Participant can modify or revoke his deferral election with respect to Compensation to be paid for future services by submitting a new election or a revocation prior to the beginning of the Plan Year in which such new deferral election or revocation is to become effective. All notices of election or revocation shall be made on forms prepared by the Company's Secretary and shall be dated, signed, and filed with the Company's Secretary.

     (b) SPECIAL SITUATION. Any election to participate in the Deferred Share Make-up Plan shall be deemed to constitute an election to participate in this Plan as of January 1, 2002 for any Participant who will make his maximum Elective Deferral eligible for a Matching Allocation to the Investment Plan before he hits the Compensation Limit. Such Participant will be deemed to elect to have his compensation earned after he makes the maximum Elective Deferral reduced by 6 percent and accounted for under the terms of this Plan until his compensation actually hits the Compensation Limit. Any compensation deferred pursuant to this election shall be handled under the terms of the Plan and be accounted for with Deferred Shares.

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     (c) DEEMED INVESTMENT. Any amounts deferred by a Participant shall be accounted for as if invested in shares of Common Stock purchased at a price equal to the closing benchmark price of the Common Stock on the New York Stock Exchange each payroll date. This amount shall be credited to a Participant's account each payroll period as of January 1, 2002. In addition, a Participant's account shall be credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of Common Stock had been made, with such dividends accounted for as if invested in Common Stock as of the payable date for such dividends. Any credited shares treated as if they were purchased with dividends shall be deemed to have been purchased at a price equal to the closing benchmark price of the Common Stock on the dividend payment date. Each share of Common Stock that is deemed to be purchased under this Paragraph 5(c) shall be reflected in a Participant's account as a Deferred Share.

6.   MATCHING ALLOCATIONS.

     (a) AMOUNT. A Participant who makes an election under Section 5 is entitled to the same Matching Allocations as are made under the terms of the Investment Plan. The Matching Allocations are 100 percent for the first 3 percent of contributed Compensation and 60 percent for the second 3 percent.

     If there are any Excess ESOP Allocations under the Investment Plan for a Plan Year prior to 2000, a Participant shall be entitled to an additional allocation under this Plan if he is employed by an Employer on the last day of such Plan Year or if his employment terminated during such Plan Year as a result of an event described in 3.5.1, 3.5.2 or 3.5.3 of the Investment Plan. Such additional allocation, or "Excess ESOP Allocation," shall be calculated by multiplying the compensation deferred by the Participant under the Plan during the Plan Year by the same percentage used for the Excess ESOP Allocation in the Investment Plan for the comparable year. Any compensation deferred pursuant to this Plan between January 1, 1998 and the effective date of the Deferred Share Make-Up Plan that is represented by Deferred Shares transferred to such plan shall be excluded from the Compensation deferred pursuant to the terms of this Plan for purposes of calculating the Excess ESOP Allocation.

         The amount of Matching Allocations shall be accounted for as if invested in shares of Common Stock purchased at a price equal to the closing benchmark price paid for shares of Common Stock reported on the New York Stock Exchange on the applicable payroll date. Effective January 1, 2002, Common Stock deemed to have been purchased with Matching Allocations shall be credited to a Participant's account on each payroll date. (There are no Excess ESOP Allocations to the Investment Plan for years beginning with 2000.)

     In addition, a Participant's account shall be credited on a quarterly basis with an amount equal to the dividends that would have become payable during the deferral period if actual purchases of Common Stock had been made, with such dividends accounted for as if invested in Common Stock as of the payable date for such dividends. Any credited shares treated as if they were purchased with dividends shall be deemed to have been purchased at a price equal to the closing benchmark price of the Common Stock on the dividend payment date. Each share of

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Common Stock that is deemed to be purchased under this Section 6 shall be reflected in the Participant's account as a Deferred Share.

     (b) VESTING. A Participant shall be vested in the portion of his account attributable to Matching Allocations to the same extent as such Participant is vested in any Matching Allocations credited to his account under the Investment Plan.

7.   TRANSFER OF EXISTING ACCOUNT BALANCES, DEFERRED SHARE MAKE-UP PLAN.

     Any Deferred Shares allocated to a Participant's account balance under this Plan prior to June 1, 1998, shall be transferred to the Deferred Share Make-Up Plan as of such date to the extent that such Deferred Shares are attributable to 6 percent of Compensation deferred in excess of the Compensation Limit and can be segregated from any Deferred Shares attributable to 6 percent of any Compensation deferred pursuant to the Company's Deferred Compensation Plan.

8.   STATEMENT OF DEFERRED SHARE ACCOUNT.

     An annual statement shall be sent to each Participant within 60 days following the end of each year showing for each preceding Plan Year the Compensation deferred, Matching Allocations, Excess ESOP Allocations, the total Deferred Shares credited to the Participant's account, and the number of these Deferred Shares that are attributable to the Participant's deferred Compensation, to Matching Allocations, Excess ESOP Allocations, and to reinvested dividends. Such information shall be shown on a payroll date basis.

9.   PAYMENT OF ACCOUNT BALANCE.

     (a) PERIOD OF DEFERRAL. When making the first deferral election under Paragraph (a) of Section 5, a Participant shall elect to receive all deferred Compensation, Matching Allocations, and Excess ESOP Allocations either in a lump-sum payment within 45 days following his death, Disability, or termination of employment or in a number of annual installments (not to exceed four), the first of which would be payable within 45 days following his death, Disability or termination of employment with each subsequent payment payable one year thereafter. The account balance shall be valued using the Fair Market Value of the Company's Common Stock on the last day of the calendar month preceding payment and shall be converted to a cash balance based upon such Fair Market Value. Under an installment payout, the Participant's first installment shall be equal to a fraction of the balance credited to his account as of the last day of the calendar month preceding such payment, the numerator of which is one and the denominator of which is the total number of installments selected. The amount of each subsequent payment shall be a fraction of the balance in the Participant's account as of the last day of the calendar month preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

     (b) ADVERSE TAX DETERMINATION. If there is a determination by the Internal Revenue Service (IRS) that a Participant should be taxed on some or all of the amounts allocated to his account prior to the distribution date(s) elected under Paragraph (a) of this Section 9, the

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Participant may elect to have all amounts determined to be currently taxable paid to him immediately prior to the time he must pay any taxes owed as a result of such IRS determination.

     (c) CHANGE IN CONTROL. Notwithstanding any other provision of this Plan, in the event of a "Change in Control" of the Company, all Deferred Shares credited to a Participant's account shall be converted to cash equal in amount to the Fair Market Value of the Deferred Shares if converted into shares of the Company's Common Stock. The cash shall be distributed to him within 60 days following the Change in Control. The account balance shall be valued using the Fair Market Value of the Company's Common Stock on the last day of the calendar month preceding payment.

     A Change in Control of the Company shall be deemed to have occurred if (i) any "Acquiring Person" (as such term is defined in the Rights Agreement dated as of February 13, 1996, between the Company and U. S. Bank National Association ("Rights Agreement")) is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of May 19, 1998, constitute the Company's Board of Directors ("Board") and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on May 19, 1998, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the Company's stockholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities; or (iv) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. A Change in Control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals have been obtained.

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     (d) METHOD OF PAYMENT. All amounts credited to a Participant's account shall be distributed to him or, in the event of his death, to his Beneficiary, in cash and in accordance with the election made by the Participant.

     (e) SOURCE OF PAYMENTS. Each participating Employer will pay all benefits for its Employees arising under this Plan, out of its general assets.

10.  AMENDMENT AND TERMINATION OF PLAN.

     The Plan may be amended, modified or terminated by the Company's Board of Directors at any time; provided, however, no such amendment, modification or termination shall be made in the event there is a Change in Control, as defined in Paragraph (c) of Section 9. In addition, no amendment, modification, or termination shall reduce any deferred benefit under the Plan reflected in a Participant's account prior to the date of such amendment or termination.

11.  NON-ASSIGNABILITY OF BENEFITS.

     To the extent consistent with applicable law, the Participant's deferred benefits under this Plan shall not be assigned, transferred, pledged, or encumbered or be subject in any manner to alienation or attachment.

12.  NO CREATION OF RIGHTS.

     Nothing in this Plan shall confer upon any Participant the right to continue as an Employee or to receive annual Compensation in excess of the Compensation Limit. The right of a Participant to receive a cash distribution shall be an unsecured claim against the general assets of his Employer. Nothing contained in this Plan nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participants, Beneficiaries, or any other persons. All accounts under the Plan shall be maintained for bookkeeping purposes only and shall not represent a claim against specific assets of any Employer.

13.  EFFECTIVE DATE.

     The Plan, as originally adopted, was effective on July 1, 1989. The Plan, as most recently amended and restated, is effective January 1, 2002, and shall remain in effect until it is discontinued by action of the Company's Board of Directors.

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